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EXHIBIT 21

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                                        SUBSIDIARIES OF THE REGISTRANT

                                   NAMES UNDER
                                WHICH SUBSIDIARY          STATE OR JURISDICTION
   SUBSIDIARY NAME                DOES BUSINESS              OF INCORPORATION               RELATIONSHIP
   ---------------                -------------              ----------------               ------------

EMRISE Electronics             EMRISE Electronics           New Jersey                  100% owned by EMRISE
Corporation                    Corporation                                              Corporation
                               Digitran Division
                               XCEL Circuits Division]

CXR Larus Corporation          CXR Larus Corporation        Delaware                    100% owned by EMRISE
                                                                                        Corporation

EMRISE Electronics Ltd.        EMRISE Electronics Ltd.      United Kingdom              100% owned by EMRISE
                                                                                        Electronics Corporation

XCEL Power Systems, Ltd.       XCEL Power Systems, Ltd.     United Kingdom              100% owned by EMRISE
                                                                                        Electronics Ltd.

CXR-Anderson Jacobson          CXR-Anderson Jacobson        France                      100% owned by EMRISE
                                                                                        Corporation

XCEL Japan Ltd.                XCEL Japan Ltd.              Japan                       100% owned by EMRISE
                                                                                        Electronics Corporation

Belix Power Conversions Ltd.   Belix Power Conversions      United Kingdom              100% owned by The Belix
                               Ltd.                                                     Company Ltd.

Belix Wound Components Ltd.    Belix Wound Components Ltd.  United Kingdom              100% owned by Belix Power
                                                                                        Conversions Ltd.

The Belix Company Ltd.         The Belix Company Ltd.       United Kingdom              100% owned by EMRISE
                                                                                        Electronics Ltd.

Pascall Electronic             Pascall Electronic           United Kingdom              100% owned by EMRISE
(Holdings) Limited             (Holdings) Limited                                       Electronics Ltd.

Pascall Electronics Limited    Pascall Electronics Limited  United Kingdom              100% owned by Pascall
                                                                                        Electronic (Holdings)
                                                                                        Limited

RO Associates, Inc.            RO Associates, Inc.          California                  100% owned by Emrise
                                                                                        Electronics Corporation
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